SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2000

DETROIT DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of or other jurisdiction
of incorporation or organization)

1-12394	38-2772023
(Commission File Number)	(IRS Employer Identification No.)

13400 Outer Drive West, Detroit, Michigan	48239-4001
(Address of Principal Executive Offices)	(Zip Code)

(313) 592-5000
(Registrant’s Telephone Number
Including Area Code)

Item 5. Other Events.

Execution of Merger Agreement.

DaimlerChrysler North America Holding Corporation, a Delaware corporation (“DCNA”) and a wholly-owned subsidiary of DaimlerChrysler AG, Diesel Project Development, Inc., a Delaware corporation (“DPD”) and a wholly-owned subsidiary of DCNA, and Detroit Diesel Corporation, a Delaware corporation (“DDC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 20, 2000. Pursuant to the terms of the Merger Agreement, on or before July 31, 2000, DPD will initiate a cash tender offer to purchase all of the issued and outstanding shares of common stock of DDC at a price of $23.00 per share (the “Offer”). In the event the Offer is consummated, a meeting of DDC shareholders will be held to approve the Merger Agreement and the merger of DPD into DDC. Pursuant to the Merger Agreement, at the effective time of the merger, each then issued and outstanding share of DDC common stock, other than shares held by DPD and shares to which appraisal rights have been properly exercised, will be converted into the right to receive $23.00 in cash.

As of July 20, 2000, there were 23,120,291 shares of DDC common stock outstanding, excluding approximately 1,200,000 shares of DDC common stock issuable upon the exercise of outstanding options and 102,560 shares of DDC common stock issued as deferred stock awards. DPD owned 4,935,361 shares of the outstanding DDC common stock as of July 20, 2000.

The DDC press release issued on July 20, 2000, announcing the Merger Agreement is attached as an exhibit hereto.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The exhibits listed in the accompanying Exhibit List are filed as part of this Current Report on Form 8-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DETROIT DIESEL CORPORATION

By: /s/ Robert E. Belts
Robert E. Belts

Senior Vice President-Finance and

Chief Financial Officer

Dated: July 21, 2000

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Detroit Diesel Corporation Press Release, dated July 20, 2000

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